     As Filed with the Securities and Exchange Commission on March __, 1996


                                                        Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------


                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)

           OREGON                                      93-0810577
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)

                        5335 S.W. MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                    (Address of principal executive offices)

                  WEST COAST BANCORP 401(k) PROFIT SHARING PLAN
             WEST COAST BANCORP DIRECTORS DEFERRED COMPENSATION PLAN WEST COAST BANCORP OFFICERS DEFERRED COMPENSATION PLAN
                            (Full title of each plan)

                  Please send copies of all communications to:

CORA A. HALLAUER                                     STEPHEN M. KLEIN, ESQ.
Senior Vice President and Secretary
West Coast Bancorp
c/o Commercial Bank                                  Graham & Dunn, P.C.
301 Church Street                                    1420 Fifth Avenue
P.O. Box 428                                         33rd Floor
Salem, Oregon  97308                                 Seattle, Washington  98101

(503) 399-2909                                       (206) 624-8300

               (Name, address including zip code, telephone number
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                     Proposed        Proposed
Title of                             Maximum         Maximum
Securities         Amount            Offering        Aggregate      Amount of
to be              to be             Price           Offering       Registration
Registered         Registered(1)     Per Share(1)    Price(1)       Fee(2)
================================================================================
Plan Interests     Indeterminate                                    $100
================================================================================



(1) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold under the West Coast Bancorp 401(k) Profit Sharing Plan, the West Coast Bancorp Directors' Deferred Compensation Plan and the West Coast Bancorp Officers' Deferred Compensation Plan (all three plans referred to collectively as, the "Plans").

(2)      Calculated pursuant to Section 6(b) of the Securities Act.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the Common Stock contained in the Registrant's Prospectus/Proxy Statement dated January 27, 1995 (the "Prospectus"), included in the Registrant's Registration Statement on Form S-4 (Registration No. 33-88656), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Articles of Incorporation (the "Articles") provide that the Registrant must indemnify each of its directors to the fullest extent permitted under the Oregon Business Corporation Act (the "OBCA") against all liabilities incurred by the director because the director is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. To the fullest extent permitted by OBCA, the Registrant's Restated Bylaws (the "Bylaws") also require the indemnification of a director or officer and permit the indemnification of an employee or agent of the Registrant made or threatened to be made a party to a proceeding because such person is or was a director, officer, employee, or agent of the Registrant, including any predecessor to the Registrant which


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
ceased to exist in a merger or other transaction, against all liabilities (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director, officer, employee, or agent was in good faith; (b) the director, officer, employee, or agent reasonably believed the conduct was in the best interest of the corporation, or at least not opposed to its best interest; and (c) in the case of a criminal proceeding, the director, officer, employee, or agent is likewise entitled to indemnification, except that no indemnification shall be made, unless deemed proper by the court in which the matter is pending, if: (i) the act of omission of the director, officer, employee, or agent was not in good faith, involved intentional misconduct or knowing violation of law; (ii) the director, officer, employee, or agent received an improper personal benefit;
(iii) the director, officer, employee, or agent breached a duty of loyalty to the Registrant; or (iv) the director or officer received a distribution that is unlawful under Oregon law. Indemnification is made pursuant to these provisions upon a finding that the indemnitee has met the applicable standard of conduct, which finding must be made by a majority vote of the Board of Directors, or, in certain circumstances, by a duly designated committee of the Board of Directors, by special legal counsel, or by the shareholders of the Registrant.

         The Articles permit the Registrant to provide further indemnification rights to its directors, officers, employees, and agents as permitted by law. The Registrant has provided such additional indemnification rights to its directors, officers, employees, and agents in the Bylaws, and in indemnification agreements entered into with certain of its directors and officers.

         The effect of these provisions is potentially to indemnify the Registrant's directors from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.


ITEM 8.           EXHIBITS.


Exhibit Number                         Description
--------------                         -----------

   23.1           Consent of Arthur Andersen LLP

   24.1           Power of Attorney (see Signature Pages and certified resolutions of the
                  Registrant's Board of Directors)

   99.1           West Coast Bancorp 401(k) Profit Sharing Plan

   99.2           West Coast Bancorp Directors Deferred Compensation Plan

   99.3           West Coast Bancorp Officers Deferred Compensation Plan



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
ITEM 9. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any


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
action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on the 29th day of February, 1996.

                                        WEST COAST BANCORP

                                        By   /s/ Cora A. Hallauer
                                           ------------------------
                                            Cora A. Hallauer
                                            Senior Vice President and Secretary

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Victor L. Bartruff, Rodney B. Tibbatts, Cora A. Hallauer and Donald
A. Kalkofen, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 29th day of February, 1996.


          Signature                 Title
          ---------                 -----

 /s/ Victor L. Bartruff            Co-President and Co-Chief Executive Officer
-----------------------------      and Director (Co-Principal Executive Officer)
Victor L. Bartruff

 /s/ Rodney B. Tibbatts            Co-President and Co-Chief Executive Officer
-----------------------------      and Director (Co-Principal Executive Officer)
Rodney B. Tibbatts

 /s/ Donald A. Kalkofen            Treasurer and Chief Financial Officer
-----------------------------      (Principal Financial and Accounting Officer)
Donald A. Kalkofen



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

 /s/ Lester D. Green                        Chairman of the Board
-----------------------------
Lester D. Green

 /s/ Gary D. Putnam                         Vice Chairman of the Board
-----------------------------
Gary D. Putnam

 /s/ Lloyd D. Ankeny                        Director
-----------------------------
Lloyd D. Ankeny

 /s/ Phillip G. Bateman                     Director
-----------------------------
Phillip G. Bateman

 /s/ Chester C. Clark                       Director
-----------------------------
Chester C. Clark

 /s/ Stanley M. Green                       Director
-----------------------------
Stanley M. Green

 /s/ William B. Loch                        Director
-----------------------------
William B. Loch

 /s/ Jack E. Long                           Director
-----------------------------
Jack E. Long

 /s/ C. Douglas McGregor                    Director
-----------------------------
C. Douglas McGregor

                                            Director
-----------------------------
Robert D. Morrison

 /s/ J. F. Ouderkirk                        Director
-----------------------------
J. F. Ouderkirk


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
                                    EXHIBITS


Exhibit Number                                       Description
--------------                                       -----------

   23.1           Consent of Arthur Andersen LLP

   24.1 Power of Attorney (see Signature Pages and certified resolutions of the Registrant's Board of Directors)

   99.1           West Coast Bancorp 401(k) Profit Sharing Plan

   99.2           West Coast Bancorp Directors Deferred Compensation Plan

   99.3           West Coast Bancorp Officers Deferred Compensation Plan